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                                                                     Exhibit 10M

                          TRADEMARK LICENSE AGREEMENT
                          ---------------------------



     This Agreement, effective the 1st day of April, 1993, by and between SUNQUEST INFORMATION SYSTEMS, INC., an ARIZONA corporation having a place of business at 4801 East Broadway, Tucson, Arizona (hereinafter called "Licensor"), and LABFUSION, INC., an Arizona corporation, having a place of business at 4801 East Broadway, Tucson, Arizona (hereinafter called "Licensee").

                                  WITNESSETH:

     WHEREAS, Licensor owns United States Patent and Trademark Registration No. 1,754,470, a copy of which is attached hereto as Exhibit A and made a part
                                                 ---------
hereof, for the "mountain logo" mark owned by Licensor (the "Mark"); and

     WHEREAS, Licensor wishes to grant to Licensee, and Licensee wishes to acquire from Licensor, a license to use the Mark in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:
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     1.  Grant of License
         ----------------

     Licensor grants to Licensee, with no right to sublicense, a non-exclusive royalty-free license, under the Mark and the registration of the Mark, to use the Mark, along with the goodwill of Licensor associated therewith, on and in connection with software development, marketing, and sales and for any and all additional services connected therewith (the "Goods and Services"). Licensee accepts the limited license granted herein subject to the following terms and conditions.

     2.  Quality Standards
         -----------------

     Representatives of Licensor have provided and will provide detailed specifications to Licensee which relate to the Goods and Services. Representatives of Licensor will have the unqualified right, at any and all reasonable times, and without prior notice, to inspect the facilities, methods, and materials employed by Licensee in the provision of the Goods and Services.

          3.   Quality Maintenance
               -------------------

          Licensee agrees to cooperate with Licensor in facilitating Licensor's control of the standards to which reference is made in Section 2 of this Agreement, to permit reasonable inspection of the operation of Licensee pursuant to this Agreement

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and to supply Licensor with specimens of use of the Mark upon request.  Licensee shall comply with all applicable laws and regulations and obtain any and all appropriate government approvals pertaining to the sale, distribution and advertising of the Goods and Services.

          4.   Infringement Proceedings
               ------------------------

          Licensee agrees to notify Licensor of any unauthorized use of the Mark by others promptly as it comes to Licensee's attention. Licensee shall have no right to bring infringement or unfair competition proceedings involving the Mark. Licensee shall cooperate fully with Licensor in the prosecution of any such proceedings.

          5.   Default
               -------

          The breach of any of the provisions of Sections 1 through 4 hereof by Licensee, which shall continue uncured for a period of thirty (30) days following written notice thereof to Licensee by Licensor, shall constitute a default under this Agreement.

                                       3
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          6.   Term and Termination
               --------------------

          This Agreement shall remain in full force and effect until the earlier of (i) a default under Section 5 hereof, and (ii) the expiration of 90 days following the receipt by Licensee of written notice by Licensor to terminate the license granted herein.

          7.   Effect of Termination
               ---------------------

          Upon termination of this Agreement pursuant to Section 6 hereof, Licensee shall immediately discontinue all use of the Mark, delete the Mark from its corporation or business name, and destroy all printed materials bearing the Mark.

          8.   Assignability
               -------------

          This Agreement and the license granted herein shall be binding upon, and shall inure to the benefit of, Licensor and Licensee and their respective successors, legal representatives and assigns; provided, however, that neither this Agreement nor the license granted herein may be assigned or sublicensed by Licensee in whole or in part, without the express, prior written consent of Licensor, except that Licensee may assign this Agreement to a purchaser of all or substantially all of its capital stock or assets.

                                       4
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          9.  Interpretation of Agreement
              ---------------------------

          It is agreed that the law of the State of Arizona shall govern the interpretation and application of the provisions of this Agreement.

          10.  Severability
               ------------

          In the event that any provision of this Agreement is held invalid or unenforceable for any reason by a Court of competent jurisdiction, such provision or part thereof shall be considered separate from the remaining provisions of this Agreement, which shall remain in full force and effect.

          11.  Disclaimer of Agency
               --------------------

          This Agreement shall not be deemed to create any relationship of agency, joint-venture or partnership between Licensor or Licensee.

          12.  Entire Agreement
               ----------------

          This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. There are no understandings, representations or warranties of any kind except as expressly set forth herein. No amendment to this

                                       5
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Agreement shall be valid, unless in writing and signed by the parties hereto.

          13.  Counterparts
               ------------

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed as of the day and year first above written.

ATTEST:                             SUNQUEST INFORMATION SYSTEMS, INC.,
                                    an Arizona corporation


/s/ Amy F. Calafiore                By: /s/ Sidney A. Goldblatt


                                    Print Name: Sidney A. Goldblatt

                                         Title: CEO



                                    LABFUSION, INC.,
                                    an Arizona corporation


/s/ Amy F. Calafiore                By: /s/ Nina M. Dmetruk

                                    Print Name: Nina M. Dmetruk

                                         Title: CFO

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